Exhibit 99.1
SkinHealth Systems Reports Third Quarter 2026 Financial Results

Long Beach, Calif., November 5, 2026 – SkinHealth Systems Inc. (NASDAQ: SKIN) (“SkinHealth Systems” or the "Company"), home to flagship brand Hydrafacial®, today announced financial results for the third quarter ended September 30, 2026 (“Q3 2026”).

“Our third quarter results reflect encouraging progress in strengthening our business. Revenue trends improved, consumables returned to growth, and we delivered healthy adjusted EBITDA performance. While we have more work ahead, these results give us greater confidence that the actions we are taking are moving the business in the right direction,” said Pedro Malha, President and Chief Executive Officer of SkinHealth Systems.

“We advanced each of our strategic priorities, strengthening commercial execution in the core Hydrafacial franchise, introducing clinically differentiated innovations designed to increase the value and productivity of our installed base, including our new HydraClearTM Treatment Booster, and expanding our portfolio with the launch of SkinStylusTM across six European markets. We also retired our 2026 debt as planned. We have a strong global brand, a substantial installed base and a more efficient operating model. Our focus now is on translating those advantages into sustainable growth through disciplined execution.”

Key Operational and Business Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (1)	2026	2025	2026	2025
Delivery Systems net sales	$18.8	$20.8	$55.6	$63.4
Consumables net sales	50.4	49.8	150.6	155.0
Total net sales	$69.2	$70.7	$206.2	$218.4
Gross profit	$47.1	$45.6	$140.9	$143.3
Gross margin	68.2%	64.6%	68.3%	65.6%
Adjusted gross profit(2)	$49.7	$48.1	$148.3	$149.6
Adjusted gross margin(2)	71.8%	68.0%	71.9%	68.5%
Operating expenses	$42.2	$51.9	$134.2	$164.3
Adjusted operating expenses(2)	$36.3	$39.1	$109.4	$119.5
Net loss	$(0.9)	$(11.0)	$(10.2)	$(1.4)
Net loss margin	(1.3)%	(15.6)%	(4.9)%	(0.6)%
Adjusted EBITDA(2)	$13.4	$8.9	$38.9	$30.1
Adjusted EBITDA margin(2)	19.3%	12.6%	18.9%	13.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited	2026	2025	2026	2025
Total delivery systems sold	798	875	2,314	2,694
Active install base(3)	37,342	35,409	37,342	35,409
__________________________
(1) Amounts may not sum due to rounding.
(2) See "Non-GAAP Financial Measures" below.
(3) Estimated number of delivery systems owned by providers that have purchased consumables in the trailing twelve-month period.

Third Quarter Financial Highlights
•Net sales were $69.2 million for the third quarter of 2026, a decrease of (2.1)%, compared to the prior year period ("Q3 2025"), due to lower delivery systems net sales. The Company placed 798 delivery systems during Q3 2026, compared to 875 during Q3 2025.
•Gross margin was 68.2% in Q3 2026, compared to 64.6% in Q3 2025. Adjusted gross margin was 71.8% in Q3 2026, compared to 68.0% in Q3 2025. The improvement in gross margin and adjusted gross margin was primarily due to higher product costs in the prior year related to trade-in Delivery Systems sell through, as well as tariff related recoveries, and lower inventory charges in 2026.
•Operating expenses were $42.2 million in Q3 2026, compared to $51.9 million in Q3 2025. The improvement in operating expenses was primarily due to lower personnel-related expenses, amortization expense, and professional fees. Adjusted operating expenses were $36.3 million in Q3 2026, compared to $39.1 million in Q3 2025. The improvement in adjusted operating expenses was primarily due to lower personnel-related expenses and professional fees.
•Net loss was $(0.9) million in Q3 2026, compared to net loss of $(11.0) million in Q3 2025. The change compared to the prior year was primarily due to lower operational spend and higher gross margin.
•Adjusted EBITDA was $13.4 million in Q3 2026, compared to $8.9 million in Q3 2025. The improvement in adjusted EBITDA was primarily due to lower adjusted operational spend and higher adjusted gross margin.

Balance Sheet and Cash Flow Highlights
•Cash, cash equivalents, and restricted cash were approximately $112 million as of September 30, 2026, compared to approximately $233 million as of December 31, 2025. On September 30, 2026, the Company retired the 2026 Notes in accordance with their terms. The Company repaid the remaining outstanding aggregate principal amount of $103.2 million.
•The Company had 6.5 million shares of Class A Common Stock outstanding as of September 30, 2026. On October 14, 2026, the Company effected a 1-for-20 reverse stock split of its Class A Common Stock and a proportionate decrease in the number of issued and outstanding shares (the "Reverse Stock Split").

Updated 2026 Financial Guidance

Fiscal Year 2026
Net sales	$281 – $287 million
Adjusted EBITDA(1)	$48 – $50 million
__________________________
(1) See "Non-GAAP Financial Measures" below.

Updated 2026 financial guidance:
•Reflects continued pressure on sales and continued cost discipline.
•Presumes no further material deterioration in current general market conditions or other unforeseen circumstances beyond the Company's control, such as foreign currency exchange rates, tariffs, and trade restrictions.
•Excludes the potential effect of any unannounced acquisitions, dispositions or financings.

Regional Operational and Business Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (1) (2)	2026	2025	2026	2025
Delivery Systems net sales
Americas	$12.8	$13.6	$36.8	$40.3
Asia-Pacific (“APAC”)	2.0	2.1	6.2	6.6
Europe, the Middle East and Africa (“EMEA”)	4.0	5.1	12.6	16.5
Total Delivery Systems net sales	$18.8	$20.8	$55.6	$63.4

Consumables net sales
Americas	$36.1	$34.7	$106.7	$106.3
APAC	4.1	4.2	13.7	15.8
EMEA	10.2	10.9	30.2	32.9
Total Consumables net sales	$50.4	$49.8	$150.6	$155.0

Net sales
Americas	$48.9	$48.3	$143.4	$146.6
APAC	6.1	6.3	19.9	22.4
EMEA	14.2	16.1	42.8	49.5
Total net sales	$69.2	$70.7	$206.2	$218.4

Delivery Systems sold
Americas	511	540	1,432	1,649
APAC	125	123	368	358
EMEA	162	212	514	687
Total Delivery Systems sold	798	875	2,314	2,694

__________________________
(1) Amounts may not sum due to rounding.
(2) During the second quarter of 2026, the Company transitioned sales in the Australia and New Zealand market to a distributor partner. During the second quarter of 2025, the Company transitioned sales in the China market to a distributor partner. As a result, the Company has discontinued direct sales to customers in Australia, New Zealand, and China.

Conference Call
SkinHealth Systems will host a conference call on Thursday, November 5, 2026, at 4:30 p.m. ET to review its third quarter 2026 financial results. The call may be accessed via live webcast through the Events & Presentations page on our Investor Relations website at www.skinhealthsystems.com. A recording of the call will become available on the site approximately three hours after its conclusion.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), management utilizes certain non-GAAP financial measures such as adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes.

Management believes that these non-GAAP financial measures, when reviewed collectively with the Company’s GAAP financial information, provide useful supplemental information to investors in assessing the Company's operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to unusual items.

Adjusted gross profit is gross profit excluding the effects of depreciation expense, amortization expense, and share-based compensation expense and other long-term incentive compensation. Adjusted gross margin represents adjusted gross profit as a percentage of net sales.

Adjusted operating expenses is calculated as total operating expenses excluding the effects of depreciation expense; amortization expense; share-based compensation expense and other long-term incentive compensation; litigation related costs; Go-to-Market restructuring; and severance, restructuring, and other.

Adjusted EBITDA is calculated as net loss excluding the effects of expense for income taxes; depreciation expense; amortization expense; share-based compensation expense and other long-term incentive compensation; interest expense; interest income; other income, net; change in fair value of warrant liabilities; foreign currency loss (gain), net; litigation related costs; Go-to-Market restructuring; and severance, restructuring and other. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of net sales.

The Company does not provide a reconciliation of its fiscal 2026 adjusted EBITDA guidance to net loss, the most directly comparable forward-looking GAAP financial measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash share-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2026 adjusted EBITDA guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

SkinHealth Systems Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss) (1)
($ in millions, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$69.2	$70.7	$206.2	$218.4
Cost of sales	22.0	25.0	65.3	75.1
Gross profit	47.1	45.6	140.9	143.3
Operating expenses:
Selling and marketing	20.0	20.9	64.2	70.1
Research and development	1.7	1.7	4.2	3.9
General and administrative	20.5	29.3	65.8	90.3
Total operating expenses	42.2	51.9	134.2	164.3
Income (loss) from operations	5.0	(6.2)	6.7	(21.0)
Interest expense	6.3	6.3	18.9	13.0
Interest income	(1.4)	(1.3)	(4.2)	(7.4)
Other income, net	—	(0.6)	(1.1)	(18.8)
Change in fair value of warrant liabilities	—	(0.2)	—	(0.3)
Foreign currency transaction loss (gain), net	0.2	0.2	1.5	(6.2)
Loss before provision for income taxes	(0.1)	(10.6)	(8.4)	(1.1)
Income tax expense	0.8	0.4	1.8	0.3
Net loss	(0.9)	(11.0)	(10.2)	(1.4)
Comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(0.3)	0.4	(0.3)	5.2
Comprehensive (loss) income	$(1.2)	$(10.6)	$(10.5)	$3.8
Net loss per share (2)
Basic	$(0.14)	$(1.74)	$(1.58)	$(0.22)
Diluted	$(0.14)	$(1.74)	$(1.58)	$(2.12)
Weighted average common shares outstanding (2)
Basic	6,510,178	6,345,283	6,460,831	6,301,728
Diluted	6,510,178	6,345,283	6,460,831	6,865,390
__________________________
(1)Amounts may not sum due to rounding.
(2)References to share and per-share amounts disclosed for all periods presented have been retroactively adjusted to reflect the effects of the Reverse Stock Split.

SkinHealth Systems Inc.
Condensed Consolidated Balance Sheets (1)
($ in millions)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$112.4	$232.7
Accounts receivable, net	18.5	21.7
Inventories	46.2	48.0
Income tax receivable	1.8	1.7
Prepaid expenses and other current assets	22.7	5.4
Total current assets	201.6	309.5
Property and equipment, net	1.9	2.5
Right-of-use assets, net	19.0	11.6
Intangible assets, net	27.6	35.8
Goodwill	126.1	126.6
Deferred income tax assets, net	2.2	1.9
Other assets	10.7	11.9
TOTAL ASSETS	$389.1	$499.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of convertible senior notes, net	$—	$124.0
Accounts payable	15.1	15.6
Accrued payroll-related expenses	15.5	24.9
Lease liabilities, current	3.6	5.1
Income tax payable	0.1	1.2
Other accrued expenses	35.6	15.4
Total current liabilities	69.8	186.3
Lease liabilities, non-current	17.7	9.2
Deferred income tax liabilities, net	0.7	0.4
Convertible senior notes, net	243.0	240.4
Other long-term liabilities	2.1	2.4
TOTAL LIABILITIES	$333.3	$438.7

Stockholders’ equity:
Class A Common Stock	$—	$—
Additional paid-in capital	585.1	580.0
Accumulated other comprehensive loss	(1.7)	(1.4)
Accumulated deficit	(527.7)	(517.5)
Total stockholders’ equity	$55.8	$61.1
LIABILITIES AND STOCKHOLDERS’ EQUITY	$389.1	$499.8
__________________________
(1)Amounts may not sum due to rounding.

SkinHealth Systems Inc.
Condensed Consolidated Statement of Cash Flows (1)
($ in millions)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash, cash equivalents, and restricted cash at beginning of period	$232.7	$370.1
Operating activities:
Net loss	(10.2)	(1.4)
Non-cash adjustments	32.1	21.2
Change in operating assets and liabilities:
Accounts receivable	1.8	4.8
Inventories	(0.2)	11.1
Prepaid expenses, other current assets, and income tax receivable	(17.5)	(0.1)
Accounts payable, accrued expenses, and income tax payable	8.5	(7.1)
Other, net	(6.1)	(6.2)
Net cash provided by operating activities	8.4	22.3
Net cash used for investing activities	(3.9)	(3.8)
Net cash used for financing activities	(124.6)	(174.4)
Net change in cash, cash equivalents, and restricted cash	(120.2)	(155.9)
Effect of foreign currency translation	(0.1)	5.2
Cash, cash equivalents, and restricted cash at end of period	$112.4	$219.4
__________________________
(1)Amounts may not sum due to rounding.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (1)	2026	2025	2026	2025
Net sales	$69.2	$70.7	$206.2	$218.4

Gross profit	$47.1	$45.6	$140.9	$143.3
Gross margin	68.2%	64.6%	68.3%	65.6%

Adjusted to exclude the following:
Depreciation expense	0.3	0.2	0.7	0.7
Amortization expense	2.1	2.1	6.4	5.2
Share-based compensation expense and other long-term incentive compensation (2)	0.1	0.1	0.4	0.4
Adjusted gross profit	$49.7	$48.1	$148.3	$149.6
Adjusted gross margin	71.8%	68.0%	71.9%	68.5%
__________________________
(1)Amounts may not sum due to rounding.
(2)Includes expense associated with long-term cash performance awards that can be settled in either cash or Common Stock.

The following table reconciles total operating expenses to adjusted operating expenses for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (1)	2026	2025	2026	2025
Total operating expenses	$42.2	$51.9	$134.2	$164.3
Adjusted to exclude the following:
Depreciation expense	0.3	0.4	1.0	2.5
Amortization expense	2.6	5.7	7.9	11.6
Share-based compensation expense and other long-term incentive compensation (2)	1.4	2.3	6.2	10.8
Litigation related costs (3)	1.4	2.2	8.4	14.1
Go-to-Market restructuring (4)	0.2	—	0.3	3.0
Severance, restructuring and other	—	2.1	1.0	2.7
Adjusted operating expenses	$36.3	$39.1	$109.4	$119.5
__________________________
(1)Amounts may not sum due to rounding.
(2)Includes expense associated with long-term cash performance awards that can be settled in either cash or Common Stock.
(3)Includes the proposed settlement in the Securities Class Action suit for the nine months ended September 30, 2026.
(4)Includes costs associated with transition to a distributor model in the China and Australia and New Zealand markets.

The following table reconciles net loss to adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (1)	2026	2025	2026	2025
Net sales	$69.2	$70.7	$206.2	$218.4

Net loss	$(0.9)	$(11.0)	$(10.2)	$(1.4)
Net loss margin	(1.3)%	(15.6)%	(4.9)%	(0.6)%

Adjusted to exclude the following:
Expense for income taxes	0.8	0.4	1.8	0.3
Depreciation expense	0.6	0.6	1.6	3.2
Amortization expense	4.7	7.8	14.2	16.8
Share-based compensation expense and other long-term incentive compensation (2)	1.5	2.5	6.6	11.2
Interest expense	6.3	6.3	18.9	13.0
Interest income	(1.4)	(1.3)	(4.2)	(7.4)
Other income, net	—	(0.6)	(1.1)	(18.8)
Change in fair value of warrant liabilities	—	(0.2)	—	(0.3)
Foreign currency loss (gain), net	0.2	0.2	1.5	(6.2)
Litigation related costs (3)	1.4	2.2	8.4	14.1
Go-to-Market restructuring (4)	0.2	—	0.3	3.0
Severance, restructuring and other	—	2.1	1.0	2.7
Adjusted EBITDA	$13.4	$8.9	$38.9	$30.1
Adjusted EBITDA margin	19.3%	12.6%	18.9%	13.8%
__________________________
(1)Amounts may not sum due to rounding.
(2)Includes expense associated with long-term cash performance awards that can be settled in either cash or Common Stock.
(3)Includes the proposed settlement in the Securities Class Action suit for the nine months ended September 30, 2026.
(4)Includes costs associated with transition to a distributor model in the China and Australia and New Zealand markets.

About SkinHealth Systems
SkinHealth Systems (NASDAQ: SKIN) is a global medical aesthetics company delivering an integrated ecosystem of clinically proven solutions designed to help consumers achieve superior skin health and support the success of providers. Anchored by Hydrafacial™, a leading and widely requested professional skincare treatment, and supported by complementary offerings including SkinStylus™ microneedling and HydraScalp™ with Keravive™, SkinHealth Systems combines advanced device technology, proprietary consumables, and clinical validation to deliver trusted treatment experiences through an omnichannel network of providers worldwide. Learn more at skinhealthsystems.com or follow us on LinkedIn. Local providers can be found at hydrafacial.com/find-a-hydrafacialist.

Forward-Looking Statements
Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding SkinHealth Systems Inc.’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside SkinHealth Systems Inc.’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: SkinHealth Systems Inc.’s ability to manage growth; SkinHealth Systems Inc.’s ability to execute its business plan; potential negative reactions or outcomes related to the Company’s name change in general and focused shift in operations; potential litigation involving SkinHealth Systems Inc.; changes in applicable laws or regulations; the possibility that SkinHealth Systems Inc. may be adversely affected by other economic, business, and/or competitive factors; risks relating to unfavorable macroeconomic and credit conditions and longer equipment sales cycles; pricing pressures, including as a result of competitors' pricing, discounting and promotional activity; the timing of distributor orders and distributor-model transitions, including in Australia and New Zealand; tariffs, trade restrictions, and foreign currency fluctuations; the Company's debt service obligations and the November 15, 2028 maturity of its 7.95% Convertible Senior Secured Notes; the Company's continued listing on The Nasdaq Capital Market, including the minimum bid price and the reverse stock split; and the proposed settlement of the Company's securities class action and related cash obligations; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC such as on a Quarterly Report on Form 10-Q. Those risks continue to be relevant to the Company's performance and financial condition. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time-to-time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. SkinHealth Systems Inc. expressly disclaims any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Press: press@skinhealthsystems.com
Investors: IR@skinhealthsystems.com